c/o Continental Proxy Services – 8th Floor 17 Battery Place, New York NY 10004 –1123

You May Vote Your Proxy When You View The

Material On The Internet. You Will Be Asked

To Follow The Prompts To Vote Your Shares.

ICONIX BRAND GROUP, INC.

1450 BROADWAY

NEW YORK, NEW YORK 10018

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

to be held on

October 24, 2014

*Stockholders are cordially invited to attend the Annual Meeting and vote in person.

Dear Stockholder,

The 2014 Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”), will be held on Friday, October 24, 2014, at the offices of the Company, 1450 Broadway, New York, NY 10018, at 12:00 PM (local time).

Proposals to be considered at the Annual Meeting:

(1)	To elect our six nominees for director to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

(2)	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014.

(3)	To approve the advisory resolution on executive compensation.

(4)	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
The Proxy Materials are available for review at: http://www.cstproxy.com/iconixbrand/2014

ICONIX BRAND GROUP, INC.

1450 BROADWAY

NEW YORK, NEW YORK 10018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 24, 2014. The Proxy Statement and our 2013 Annual Report to Stockholders are available at: http://www.cstproxy.com/iconixbrand/2014

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before October 14, 2014 to facilitate a timely delivery.

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/iconixbrand/2014

•	the Company’s Annual Report for the year ended December 31, 2013

•	the Company’s 2014 Proxy Statement (including all attachments thereto)

•	the Proxy Card

•	any amendments to the foregoing materials that are required to be furnished to stockholders

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID, proxy number and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0690,

or

By logging on to http://www.cstproxy.com/iconixbrand/2014

or

By email at: proxy@continentalstock.com

Please include the company name and your account number in the subject line.